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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               Temple-Inland Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                           (TEMPLE-INLAND INC. LOGO)
                          1300 MOPAC EXPRESSWAY SOUTH
                              AUSTIN, TEXAS 78746

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FRIDAY, MAY 2, 2003

To the Stockholders of Temple-Inland Inc.

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders ("Annual Meeting") of Temple-Inland Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 303 South Temple Drive, Diboll, Texas 75941, on Friday, May 2, 2003, at 9:00 a.m., local time, for the following purposes:

          1. To elect four (4) directors to the Board of Directors of the Company to hold office until the expiration of their terms or until their respective successors have been duly elected and have qualified;

          2. To ratify the adoption of the Company's 2003 Stock Incentive Plan;

          3. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 3, 2004; and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 5, 2003 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Only common stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ LESLIE K. O'NEAL
                                          LESLIE K. O'NEAL
                                          Secretary

Diboll, Texas
March 31, 2003

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGE OF THE ENCLOSED PROXY STATEMENT.

                           (TEMPLE-INLAND INC. LOGO)
                          1300 MOPAC EXPRESSWAY SOUTH
                              AUSTIN, TEXAS 78746

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Temple-Inland Inc. (the "Company") for use at the 2003 Annual Meeting of Stockholders ("Annual Meeting") to be held on Friday, May 2, 2003, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) thereof. This Proxy Statement and form of proxy are first being sent to the stockholders of the Company on or about March 31, 2003.

     The accompanying form of proxy is designed to permit each stockholder entitled to vote at the Annual Meeting to vote for or withhold voting for any or all nominees for election as director, to vote for or against or to abstain from voting on proposals 2 and 3 and in the discretion of the proxies with respect to any other proposal brought before the Annual Meeting. When a stockholder's proxy card specifies a choice with respect to a voting matter, the shares will be voted and will be voted as specified. If no such specifications are made, the accompanying form of proxy will be voted at the Annual Meeting: For the election of the nominees under the caption "Election of Directors"; For ratification and adoption of the Company's 2003 Stock Incentive Plan; and For ratification of the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 3, 2004.

     Execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at its principal executive offices at any time before the proxy is voted or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting.

     The Company has retained D.F. King & Co., Inc., a professional proxy solicitation firm ("D.F. King"), to assist in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail, employees of D.F. King and officers and regular employees of the Company may solicit the return of proxies by personal interview, mail, telephone and internet. Officers and employees of the Company will not receive additional compensation, but will be reimbursed for out-of-pocket expenses. D.F. King will be reimbursed for its expenses in soliciting proxies and, in addition, will receive a proxy solicitation fee not to exceed $15,000. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of stock. All costs of solicitation are to be borne by the Company.

     The Annual Report to Shareholders, covering the Company's fiscal year ended December 28, 2002 and including audited financial statements, is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

                            PURPOSES OF THE MEETING

     At the Annual Meeting, the stockholders of the Company will consider and vote upon the following matters:

          1. To elect four (4) directors to the Board of Directors of the Company to hold office until the expiration of their terms or until their respective successors have been duly elected and have qualified;

          2. To ratify the adoption of the Company's 2003 Stock Incentive Plan;

          3. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 3, 2004; and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

GENERAL

     The Board of Directors of the Company has fixed the close of business on March 5, 2003 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 53,997,402 shares of Common Stock of the Company issued and outstanding. The Common Stock is the only class of stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be acted on at the Annual Meeting. The attendance, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business.

CONFIDENTIAL VOTING POLICY

     On February 5, 1993, the Board of Directors of the Company adopted a confidential voting policy. The policy provides that stockholder proxies, ballots, and voting tabulations that identify the vote of the specific stockholder will not be disclosed to the Company, its directors, officers, or employees except in certain limited situations such as when legally necessary or when expressly requested by a stockholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and notes thereto indicate the name, address and stock ownership of each person or group of persons known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock as of March 5, 2003.

NAME AND ADDRESS                                          AMOUNT AND NATURE OF   PERCENT OF
OF BENEFICIAL OWNER                                       BENEFICIAL OWNERSHIP    CLASS(1)
-------------------                                       --------------------   ----------
AXA Assurances I.A.R.D. Mutuelle........................       3,690,753(2)         6.9%
  25, avenue Matignon
  75008 Paris, France

J. P. Morgan Chase & Co.................................       3,815,578(3)         7.1%
  270 Park Avenue
  New York, N.Y. 10017

Prudential Financial, Inc. .............................       3,653,430(4)         6.8%
  751 Broad Street
  Newark, New Jersey 07102-3777

Vanguard Fiduciary Trust Company........................       3,280,965(5)         6.1%
  500 Admiral Nelson Blvd
  Malvern, PA 19355

Wellington Management Company, LLP......................       3,396,390(6)         6.3%
  75 State Street
  Boston, Massachusetts 02109

Capital Research and Management Company.................       4,046,870(7)         7.4%
  333 South Hope Street
  Los Angeles, CA 90071

---------------

(1) The percent of class shown is the percent shown on each reporting person's
    Schedule 13G or amendment thereto. There were 53,997,402 shares of Common Stock outstanding on March 5, 2003.

(2) Based on a statement on Schedule 13G dated February 12, 2001 and Amendments No. 1 and 2 thereto dated February 11, 2002 and February 12, 2003 respectively, filed with the Securities and Exchange Commission ("SEC"), The Mutuelles AXA/AXA Financial, Inc., in its capacity as investment advisor, may be deemed beneficial owner of these shares, which are owned by numerous investment counseling clients.

(3) Based on a statement on Schedule 13G dated September 30, 1997 and Amendments No. 1, 2, 3, 4, 5 and 6 thereto dated December 31, 1997, December 31, 1998, December 31, 1999, February 14, 2001, February 12, 2002 and February 10, 2003 respectively, filed with the SEC, J.P. Morgan Chase & Co. may be deemed beneficial owner of these shares, all or the majority of which are owned by investment advisor clients or account holders.

(4) Based on a statement on Schedule 13G dated February 1, 1999 and Amendments No. 1, 2, 3 and 4 thereto dated January 31, 2000, January 29, 2001, February 13, 2002 and February 7, 2003 respectively, filed with the SEC, The Prudential Insurance Company of America may have direct or indirect voting and/or investment discretion over these shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

(5) Based on a statement on Schedule 13G dated February 13, 2002 and Amendment No. 1 dated February 10, 2003, filed with the SEC, Vanguard Fiduciary Trust Company beneficially holds these shares as trustee of certain of the Company's employee benefit plans.

(6) Based on a statement on Schedule 13G dated February 10, 1994 and Amendments No. 1, 2, 3, 4, 5, 6, 7, 8 and 9 thereto dated January 30, 1995, February 1, 1996, January 24, 1997, January 17, 1998, December 31, 1998, February 9,
    2000, February 14, 2001, February 14, 2002 and February 14, 2003 respectively, filed with the SEC, Wellington Management Company, in its capacity as investment advisor, may be deemed beneficial owner of these shares, which are owned by numerous investment counseling clients.

(7) Based on a statement on Schedule 13G dated February 10, 2003, filed with the SEC, Capital Research and Management Company, in its capacity as investment advisor, may be deemed beneficial owner of these shares, which are owned by numerous investment counseling clients.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table and notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of March 5, 2003 by
(i) each of the Company's directors and nominees for director, (ii) the Chief Executive Officer and the four other most highly compensated executive officers, and (iii) all directors and executive officers of the Company as a group.

                                                         AMOUNT AND NATURE OF                PERCENT
BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP(1)            OF CLASS(2)
----------------                                        -----------------------            -----------
Paul M. Anderson......................................      17,049(3)(4)(5)                      *
Afsaneh M. Beschloss..................................      13,504(3)(4)(5)                      *
Robert Cizik..........................................      32,470(3)(4)(5)                      *
Kenneth R. Dubuque....................................     149,113(3)(4)(5)(6)                   *
Anthony M. Frank......................................      19,596(3)(4)(5)                      *
James T. Hackett......................................      20,967(3)(4)(5)                      *
Bobby R. Inman........................................      16,430(3)(4)(5)                      *
Kenneth M. Jastrow, II................................     516,213(3)(4)(5)(6)                   *
James A. Johnson......................................      27,950(3)(4)(5)                      *
Harold C. Maxwell.....................................     200,509(3)(4)(5)(6)                   *
W. Allen Reed.........................................      22,900(3)(4)(5)                      *
Herbert A. Sklenar....................................      36,472(3)(4)(5)                      *
Dale E. Stahl.........................................     114,365(3)(4)(5)(6)                   *
Arthur Temple III.....................................     471,476(3)(4)(5)(7)(8)                *
Larry E. Temple.......................................      21,955(3)(4)(5)                      *
M. Richard Warner.....................................     144,747(3)(4)(5)(6)                   *
All directors and executive officers (26 persons) as a
  group...............................................   2,589,174(3)(4)(5)(6)(7)(8)           4.8%

---------------

 *  Represents less than one percent.

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Rule 13d-3"), with additional information included as set forth in footnotes (4) and (5) below. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power. Certain of the directors and executive officers disclaim beneficial ownership with respect to certain of these shares. Unless otherwise indicated, the above table does not include any shares that may be held by pension and profit-sharing plans of the corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees.

(2) Based upon a total of 53,997,402 shares of Common Stock issued and outstanding on March 5, 2003.

(3) Includes the following number of shares of Common Stock issuable upon the exercise of options exercisable within a period of 60 days from March 5, 2003: Mr. Anderson -- 12,000; Ms. Beschloss -- 4,000; Mr. Cizik -- 5,000;
    Mr. Dubuque -- 33,525; Mr. Frank -- 15,200; Mr. Hackett -- 11,200; Mr.
    Inman -- 5,000; Mr. Jastrow -- 167,080; Mr. Johnson -- 8,200; Mr.
    Maxwell -- 62,430; Mr. Reed -- 4,200; Mr. Sklenar -- 27,200; Mr.
    Stahl -- 23,500; Mr. Temple III -- 11,000; Mr. L. Temple -- 3,200; and Mr. Warner -- 46,165; and all directors and executive officers (26 persons) as a group -- 701,935.

(4) Also includes the following number of shares of Common Stock issuable upon the exercise of options with exercise dates and terms ranging from approximately two months to fifteen years from March 5, 2003: Mr.
    Anderson -- 0; Ms. Beschloss -- 6,000; Mr. Cizik -- 0; Mr.
    Dubuque -- 70,975; Mr. Frank -- 800; Mr. Hackett -- 800; Mr. Inman -- 0; Mr. Jastrow -- 259,044; Mr. Johnson -- 9,800; Mr. Maxwell -- 85,350; Mr.
    Reed -- 9,800; Mr. Sklenar -- 800; Mr. Stahl -- 61,500; Mr. Temple III -- 0; Mr. L. Temple -- 800; Mr. Warner -- 63,475; and all directors and executive officers (26 persons) as a group -- 941,319. These options are not required to be reported under Rule 13d-3 and the shares underlying these options are not considered "beneficially owned" under Rule 13d-3.

(5) Includes the following number of phantom shares under the Company's stock plan(s): Mr. Anderson -- 5,049; Ms. Beschloss -- 3,504; Mr. Cizik -- 930; Mr. Dubuque -- 33,290; Mr. Frank -- 3,096; Mr. Hackett -- 8,867; Mr.
    Inman -- 930; Mr. Jastrow -- 19,612; Mr. Johnson -- 7,150; Mr. Maxwell -- 0; Mr. Reed -- 8,900; Mr. Sklenar -- 7,472; Mr. Stahl -- 0; Mr. Temple III -- 7,952; Mr. L. Temple -- 7,955; Mr. Warner -- 0 and all directors and executive officers (26 persons) as a group -- 114,759.

(6) Includes 323, 3,303, 7,406, 16,365, and 664 shares of Common Stock held for Messrs. Dubuque, Jastrow, Maxwell, Stahl, and Warner respectively, and 58,801 shares of Common Stock held for all directors and executive officers (26 persons) as a group by trusts under two (2) employee stock plans of the Company's subsidiaries. These shares are considered by the SEC to be beneficially owned for purposes of this Proxy Statement.

(7) Includes 1,000 shares of Common Stock owned by certain relatives of Mr. Temple III, 12,673 shares of common stock owned by relatives of Mr. Warner, and 15,084 shares of Common Stock owned by relatives of all directors and executive officers (26 persons) as a group. Certain of these shares may be considered by the SEC to be beneficially owned for purposes of this Proxy Statement. Certain of the named individuals disclaim any beneficial interest in such shares.

(8) Includes 134,460 shares of Common Stock held in a trust over which Mr. Temple III is trustee. Mr. Temple III has a future income interest with respect to 33,615 of these shares and a remainder interest with respect to 33,615 of these shares. Also includes 10,608 shares held by various trusts and custodial accounts, with respect to which Mr. Temple III has sole voting and dispositive power. Mr. Temple III disclaims any beneficial ownership with respect to these 10,608 shares. Includes 137,190 shares held in two trusts for Mr. Temple III and certain of his relatives with respect to which he has a present income interest and is also a co-trustee. Also includes 58,500 shares held in a trust with respect to which Mr. Temple III has a remainder interest. Does not include 1,260,626 shares of Common Stock held by the T.L.L. Temple Foundation, a charitable trust, of which Mr. Temple III is Chairman of the Board of Trustees. Mr. Temple III shares voting and dispositive power. Mr. Temple III disclaims any beneficial ownership with respect to such shares.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of the Company's most recently completed fiscal year end with respect to compensation plans under which the Company's common stock may be issued:

                                                                                       NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE
                                                                                        FOR FUTURE ISSUANCE
                                      NUMBER OF SECURITIES       WEIGHTED-AVERAGE          UNDER EQUITY
                                        TO BE ISSUED UPON       EXERCISE PRICE OF       COMPENSATION PLANS
                                     EXERCISE OF OUTSTANDING   OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES
                                      OPTIONS, WARRANTS AND        WARRANTS AND       REFLECTED IN COLUMN(A))
PLAN CATEGORY                               RIGHTS(A)               RIGHTS(B)                 (C)(1)
-------------                        -----------------------   --------------------   -----------------------
Equity compensation plans approved
  by security holders..............         4,430,740                 $53.89                 1,150,683
Equity compensation plans not
  approved by security holders.....        None                    None                     None
Total..............................         4,430,740                 $53.89                 1,150,683

---------------

(1) Of this amount, at year-end 412,531 shares could be issued as restricted shares or phantom shares and the remainder of 739,152 shares could only be issued as stock options. On February 7, 2003, the Company issued 67,900 restricted shares, 50,343 phantom shares, and 632,000 stock options at an exercise price of $43.01.

     Beginning first quarter 2003, the Company will voluntarily adopt the prospective transition method of accounting for stock-based compensation contained in Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure, an amendment of FASB Statement No. 123. Under the prospective transition method, the Company will apply the fair value recognition provisions to all stock-based compensation awards granted in 2003 and thereafter.

                             ELECTION OF DIRECTORS

     The By-laws of the Company provide that the number of directors that constitutes the Board of Directors shall be established by vote of the Board of Directors and that the directors shall be classified with respect to the time for which they severally hold office into three classes, which classes shall as nearly as possible be equal in size. The Board of Directors has set the number of directors at twelve (12), with three classes of four (4) directors each.

     Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors.

NOMINEES

     Unless otherwise indicated in the enclosed form of proxy, the persons named in such proxy intend to nominate and vote for the election of the following nominees for the office of director of the Company, to serve as directors for three (3) years or as otherwise stated herein, or until their respective successors have been duly elected and have qualified. All nominees are presently serving as directors.

NOMINEES FOR DIRECTOR TO BE ELECTED AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

NAME AND YEAR FIRST ELECTED DIRECTOR             PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------------------------------             ------------------------------------------
ROBERT CIZIK                            Mr. Cizik, 71, is the former Chairman and Chief Executive
1983                                    Officer of Cooper Industries, Inc., Houston, Texas, a
                                        diversified international manufacturing company (1975-1996).
                                        He currently serves as Non-Executive Chairman of Koppers
                                        Industries, Inc., Pittsburgh, Pennsylvania. He previously
                                        served as a director of Harris Corporation from 1988 until
                                        November 1999, and Air Products and Chemicals, Inc. from
                                        1992 until January 2002. Mr. Cizik's retirement from the
                                        Board will take effect at the 2004 annual meeting of
                                        stockholders.
JAMES T. HACKETT                        Chairman, President and Chief Executive Officer, Ocean
2000                                    Energy, Inc., an independent oil and gas exploration and
                                        production company. Mr. Hackett, age 49, was Chairman and
                                        Chief Executive Officer of Seagull Energy Corporation from
                                        1998 until it merged with Ocean Energy, Inc. in March 1999, when he assumed the title of Chief Executive Officer and
                                        President. He assumed the Chairman title on January 1, 2000.
                                        Mr. Hackett served as President-Energy Services Group of
                                        Duke Energy Corporation, Houston, Texas from 1997 until 1998 and as Executive Vice President of PanEnergy Corporation
                                        (which merged into Duke Energy) from 1996 until 1997. Mr.
                                        Hackett served as Senior Vice President and President of the
                                        Trident Division of NGC Corporation from 1995 until 1996.
                                        Mr. Hackett is also a director of Fluor Corporation, New
                                        Jersey Resources Corporation and Kaiser Aluminum & Chemical
                                        Corporation.
ARTHUR TEMPLE III                       Chairman of the Board of First Bank & Trust, East Texas. Mr.
1983                                    Temple III, 61, served as Chairman of the Board of Exeter
                                        Investment Company from 1975 to early 1982 and from March
                                        1986 until June 2002. From 1973 until 1980 Mr. Temple III
                                        served as a member of the Texas legislature and from January
                                        1981 until March 1986 he served as a member and Chairman of the Railroad Commission of Texas, which regulates mineral
                                        resources and for-hire highway transportation in Texas. Mr.
                                        Temple III also serves on the Board of the Company's
                                        Guaranty Bank subsidiary.
LARRY E. TEMPLE                         Mr. Temple, 67, is an attorney and during the last five
1991                                    years has been in private practice. He has served as
                                        Chairman of the Texas Select Committee on Higher Education,
                                        as Chairman of the Texas Higher Education Coordinating
                                        Board, and as a member of the Texas Guaranteed Student Loan
                                        Corporation. Mr. Temple has also served on several boards of the University of Texas and is a member of the Board and
                                        President of the Lyndon B. Johnson Foundation. Mr. Temple
                                        formerly served as Special Counsel to President Lyndon B.
                                        Johnson and as an Executive Assistant to Texas Governor John
                                        Connally. Mr. Temple also serves on the Board of the
                                        Company's Guaranty Bank subsidiary and is Chairman of
                                        Guaranty's audit committee.

     Although the Company does not anticipate that any of the above-named nominees will refuse or be unable to accept or serve as a director of the Company, the persons named in the enclosed form of proxy intend, if any nominee becomes unavailable, to vote the shares represented by the proxy for the election of such other person or persons as may be nominated or designated by management, unless they are directed by the proxy to do otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. CIZIK, HACKETT, TEMPLE III, AND L. TEMPLE AS DIRECTORS OF THE COMPANY.

CONTINUING DIRECTORS

     The following information is provided with respect to directors who will continue to serve as directors of the Company until the expiration of their terms.

        DIRECTORS TO SERVE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS

NAME AND YEAR FIRST ELECTED DIRECTOR             PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------------------------------             ------------------------------------------
BOBBY R. INMAN                          Chairman and Managing Director of Gefinor Ventures, an
1987                                    investment firm. Admiral Inman, 71, served as Chairman of
                                        the Board of Westmark Systems, Inc., a Texas-based
                                        electronics industry holding company, from September 1986, and as its Chief Executive Officer from December 31, 1986
                                        until December 31, 1989. From January 1983 until December
                                        1986, Admiral Inman was Chairman, President and Chief
                                        Executive Officer of the Microelectronics and Computer
                                        Technology Corp. in Austin, Texas. Admiral Inman retired
                                        from active duty with the United States Navy with permanent four star rank on July 1, 1982. Admiral Inman served as
                                        Chairman of the Federal Reserve Bank of Dallas from January
                                        1987 to December 1990. He is a director of Fluor
                                        Corporation, Massey Energy Company, SBC Communications Inc.,
                                        and Science Applications International Corp. Mr. Inman's
                                        retirement from the Board will take effect at the 2004
                                        annual meeting of stockholders.
KENNETH M. JASTROW, II                  Chairman and Chief Executive Officer of the Company. Mr.
1998                                    Jastrow, 56, was elected to his current office effective
                                        January 1, 2000. He served as Group Vice President of the
                                        Company from 1995 until 1998, as President and Chief
                                        Operating Officer in 1998 and 1999, and as Chief Financial
                                        Officer of the Company from November 1991 until 1999. Mr.
                                        Jastrow is also a director of MGIC Investment Corporation
                                        and KB Home.
JAMES A. JOHNSON                        Vice Chairman of Perseus LLC, a merchant bank and private
2000                                    equity fund management firm. Mr. Johnson, 60, served as
                                        Chairman and Chief Executive Officer of Johnson Capital
                                        Partners until 2001, as Chairman of the Executive Committee of the Board of Fannie Mae in 1999 and as Chairman and Chief
                                        Executive Officer of Fannie Mae from 1991 through 1998. He is also a director of Target Corporation, The Goldman Sachs
                                        Group, Inc., KB Home, UnitedHealth Group, and Gannett Co.,
                                        Inc.
HERBERT A. SKLENAR                      Chairman of the Board Emeritus of Vulcan Materials Company,
1993                                    a producer of construction materials and chemicals. Mr.
                                        Sklenar, 71, served as President of Vulcan Materials Company from 1983 until his election as Chairman in 1992, he served as its Chief Executive Officer from 1986 until February 1997 and he served as Chairman from 1992 until his retirement in
                                        1997. Mr. Sklenar's retirement from the Board will take
                                        effect at the 2004 annual meeting of stockholders.

        DIRECTORS TO SERVE UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS

NAME AND YEAR FIRST ELECTED DIRECTOR             PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------------------------------             ------------------------------------------
PAUL M. ANDERSON                        Nonexecutive Director of Quantas Airways Limited. Mr.
2002                                    Anderson, 57, recently retired as Managing Director and CEO of BHP Billiton having served from 1998 to July 2002 and as nonexecutive director until November 2002. He also
                                        previously served as President and Chief Operating Officer of Duke Energy Corporation from 1997 to 1998. He served as
                                        President (from 1993), Chief Executive Officer (from 1995)
                                        and Chairman (from 1997) of PanEnergy Corporation until its merger with Duke Power Company in 1997 and as Group Vice
                                        President of PanEnergy from 1991 through 1993. From February
                                        1990 until 1991, he served as Vice President, Finance and
                                        Chief Financial Officer of Inland Steel Industries, Inc. He
                                        also served as a Director of Kerr-McGee Corporation, Baker
                                        Hughes Incorporated, Fluor Corporation, TEPPCO Partners, LP
                                        and Petrolane Partners, LP. He is Global Counselor for The
                                        Conference Board. Mr. Anderson was previously elected to the board of Temple-Inland Inc. in 1994 and, upon his move to
                                        Australia, became an advisory director for the Company in
                                        1998.
AFSANEH M. BESCHLOSS                    President and CEO of Carlyle Asset Management Group. Ms.
2002                                    Beschloss, 47, served as Treasurer and Chief Investment
                                        Officer of the World Bank from 1998 until May 2001. Prior to that position, she served as Senior Manager for Derivatives and Structured Products and Director and Chief Investment
                                        Officer of the World Bank's Investment Management
                                        Department.
ANTHONY M. FRANK                        Chairman Emeritus of Belvedere Capital Partners, LLC, a
1992                                    private equity investment firm. Mr. Frank, 71, served as
                                        Postmaster General of the United States from 1988 until
                                        1992. Prior to his appointment as Postmaster General, Mr.
                                        Frank served as Chairman of the Board and Chief Executive
                                        Officer of the San Francisco-based First Nationwide Bank. He has also served as Chairman of the Federal Home Loan Bank of
                                        San Francisco and Chairman of the California Housing Finance
                                        Agency, and was the first Chairman of the Federal Home Loan
                                        Mortgage Corporation Advisory Board. Mr. Frank is also a
                                        director of The Charles Schwab Corporation, Bedford
                                        Properties, Inc., Crescent Real Estate Equities, and
                                        Cotelligent, Inc. Mr. Frank's retirement from the Board will take effect at the 2004 annual meeting of stockholders.
W. ALLEN REED                           President and Chief Executive Officer of General Motors
2000                                    Asset Management Corporation, an investment and asset
                                        management company. Mr. Reed, 56, was elected to his current position in 1994 and also serves as Chairman and CEO of the
                                        GM Trust Company and as a Corporate Vice President of
                                        General Motors Corporation. He is also a director of
                                        iShares, MSCI Series, Inc., General Motors Acceptance
                                        Corporation (GMAC) and previously served as a director of
                                        FLIR Systems, Inc. from 1992 to February 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There is no family relationship between any of the nominees, continuing directors and executive officers of the Company.

     Mr. Temple III is a director, officer and 66 2/3% stockholder of Demco Manufacturing Company ("Demco"). During 2002, Demco performed machinery repair services for Temple-Inland Forest Products Corporation ("Forest Products"), a wholly-owned subsidiary of the Company, in the ordinary course of business at an aggregate cost to Forest Products of $75,401. It is expected that Demco will continue to perform services for subsidiaries of the Company in the future.

     Mr. Temple III is a director of Balcones Recycling, Inc. ("Balcones") and a family limited partnership in which the father of Mr. Temple III is a partner owns 30.6% of Balcones. During 2002, Inland Paperboard & Packaging, Inc. ("Inland"), a wholly owned subsidiary of the Company, bought recycled fiber from Balcones at an aggregate cost to Inland of $564,708. The price paid for the recycled fiber was determined using a price published by a third party survey of similar purchases in the region of the country where the Inland mill is located.

     Until such time as Mr. Temple III has no further potential conflicts of interest, the Board of Directors has determined (with Mr. Temple's consent) that Mr. Temple III shall not serve on any committee of the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) of the Securities Exchange Act during its most recent fiscal year and Forms 5 and amendments thereto or written representations in lieu of Form 5 furnished to the Company with respect to its most recent fiscal year, the Company has not identified any person who failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years, except as follows. The Company inadvertently filed a late report regarding the November board meeting fees paid to one Director, Herbert
A. Sklenar. When the Company discovered its error, the report was filed immediately. In addition, Mr. Temple III did not file a timely report concerning the sale of shares by a beneficiary of a trust of which Mr. Temple III is a trustee because he was not informed of the sale. As soon as he learned of the sale, he filed a Form 4 immediately.

COMMITTEES OF THE BOARD OF DIRECTORS

     There are five standing committees of the Board. Set forth below is a description of the functions of those committees and the members of the Board serving on such committees. Except for the Executive Committee, which has never met, all members of all committees consist solely of outside directors and an outside director is the chairman of each committee. Each committee's charter expressly provides that the committee has the sole discretion to retain, compensate, and terminate such experts, consultants, and advisors as it deems appropriate.

     Audit Committee. The Audit Committee of the Board of Directors assists the Board in monitoring the integrity of the Company's financial statements and financial reporting procedures, the adequacy of the Company's internal accounting and financial controls, the independence and performance of the Company's internal and external auditors, and compliance with the Company's Standards of Business Conduct. The Audit Committee has the sole authority to retain, compensate, and terminate the Company's independent auditors. The members of the Audit Committee are Mr. Hackett (Chairman), Ms. Beschloss, Mr. Sklenar, and Mr. L. Temple. During 2002, the Audit Committee met six (6) times. The Board of Directors has determined that the members of the Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.) At least one member of the Audit Committee is a "financial expert" as defined in proposed NYSE listing requirements.

     Nominating and Governance Committee. The Corporate Governance Committee met four (4) times during 2002 and the Public Policy/Environmental Committee met two (2) times during 2002. Effective November 1, 2002, the Corporate Governance Committee and the Public Policy/Environmental Committee were merged into the Nominating and Governance Committee. The Nominating and Governance Committee periodically reviews the structure of the Board to assure that the proper skills and experience are represented on the Board, recommends nominees to serve on the Board of Directors, reviews potential conflicts of prospective Board members, recommends the size of the Board, recommends the membership of the committees, reviews corporate governance issues, reviews shareholder proposals, reviews outside directorships in other publicly held companies by senior officers of the Company, and acts in an advisory capacity to the Board of Directors regarding the Company's activities that relate to matters of public policy and the environment, issues of social and public concern, as well as significant legislative, regulatory and social trends. Nominees to serve on the Board of Directors are selected on the basis of recognized achievements and their ability to bring various skills and experience to the deliberations of the Board. The members of the Nominating and Governance Committee are Messrs. Reed (Chairman), Anderson, Frank, Inman and L. Temple.

     Pursuant to the Company's By-laws, notice of a stockholder's intent to make a nomination for the Board of Directors must contain certain specified information regarding the nominating stockholder and the nominee. This information must be received by the Secretary of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the case of an annual meeting called for a date more than 50 days prior to such anniversary date or in the case of a special meeting of stockholders, the information must be received not later than the close of business on the 10th day following the date on which notice of such annual meeting or special meeting is first mailed to stockholders or made public, whichever occurs first.

     Executive Committee. The Executive Committee may exercise all the authority of the Board of Directors in the management of the business and affairs of the Company, except for matters related to the composition of the Board, changes in the By-laws and certain other significant corporate matters. The members of the Executive Committee are the Chairman of the Board, who will serve as Chairman of the Executive Committee, and the Chairman of each standing committee of the Board. The Executive Committee did not meet in 2002.

     Finance Committee. The Finance Committee reviews the Company's financial planning, structure, condition and requirements for funds; makes recommendations to the Board of Directors concerning all forms of major financing, including the issuance of securities, corporate borrowings, and investments; monitors the Company's relationship with its lenders and compliance with financing agreements; reviews capital expenditures and makes recommendations to the Board concerning the financing thereof; makes recommendations to the Board concerning the Company's dividends and dividend policy; makes recommendations to the Board concerning any stock repurchase program; and oversees the Company's employee benefit plan investment committee and policies. The members of the Finance Committee are Mr. Anderson (Chairman), Ms. Beschloss, Mr. Cizik, Mr. Johnson, and Mr. Reed. The Finance Committee met four (4) times during 2002.

     Management Development and Executive Compensation Committee. The Management Development and Executive Compensation Committee ("Compensation Committee") is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance-oriented incentives to management; overseeing management succession and development plans; making recommendations concerning compensation programs, retirement plans and other employee benefit programs; approving the salaries and bonuses of all officers of the Company and certain other personnel; and making recommendations with respect to bonus, stock option, restricted stock, phantom stock, stock performance, stock appreciation rights or other current or proposed incentive plans. The members of the Compensation Committee are Messrs. Johnson (Chairman), Cizik, Hackett, Inman, and Sklenar. During 2002, the Compensation Committee met four
(4) times.

BOARD MEETINGS

     During 2002, the Board of Directors held four (4) meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served. Effective August 2002, the Board formalized its long-standing practice of periodically holding executive sessions of the Board with only non-management directors present. The Board's policy now requires such executive sessions with only non-management directors present to be held at every Board meeting unless waived, but at a minimum such sessions shall be held at each February and August meeting of the Board. The Chairman of the

Nominating and Governance Committee has been designated as the Chairman to lead the non-management executive sessions.

DIRECTOR COMPENSATION

     In order to be competitive and attract or retain qualified directors, the Company raised its director fees in 2003 for the first time since 1995. Directors who are not employees of the Company will receive in 2003 an annual retainer of $40,000 [$35,000 in 2002] and a $2,500 [$2,000 in 2002] fee for
attendance at regular and special Board meetings. Directors who serve on committees of the Board receive $1,500 [$1,000 in 2002] for each committee meeting held in conjunction with a Board meeting and $2,500 [$2,000 in 2002] for each other committee meeting. The chairman of the Audit Committee will receive an additional retainer of $15,000 [$5,000 in 2002] in recognition of the increased workload generated by service on this committee. The chairmen of other committees of the Board receive an additional annual retainer of $8,500 [$5,000 in 2002]. Directors are reimbursed for expenses incurred in attending Board and committee meetings, including those for travel, food and lodging. Directors who are employees of the Company are not compensated for their Board and committee activities. Directors are covered under the Company's business travel accident insurance policy for $100,000 while traveling on Company business and are covered under the Company's director and officer liability insurance policy.

     Under the Company's Stock Incentive Plan, each person who is first elected a non-employee director is automatically granted upon such election a nonqualified stock option covering 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of the stock on the date the option is granted. Starting in 2001 and ending in 2003, each year a director was granted an additional nonqualified stock option covering 1,000 shares of Common Stock at an exercise price per share equal to the fair market value of the stock on the date of the option grant. Both the initial option and the annual option vested 40% after one year, 40% after two years, and 20% after three years, and had a term of 10 years. Until 2003 any non-employee director could also, pursuant to the terms of the Company's Stock Incentive Plan, make an election to receive 2,000 nonqualified stock options in lieu of the annual retainer fee at a price equal to the fair market value of the stock on the first trading day in January less the amount of the annual retainer fee. This option vested 100% after one year and had a term of fifteen years. In 2003, the Board of Directors voted to discontinue the annual stock option grant for directors and the right to choose options in lieu of the annual retainer. In place of the annual stock option grant, directors will receive a $40,000 phantom share grant.

     During 2000, the Board of Directors adopted a fee deferral plan that encourages stock ownership by granting a match on amounts deferred. The new plan replaced the Company's directors' retirement plan, which was frozen at the retainer fee of $35,000 based on Board service at the end of 2000. Directors who choose cash payment instead of deferring their fees will not receive a retirement benefit for service after 2000 and will not receive a match. Three directors who retire next year elected to remain under the old retirement plan.

     Under the fee deferral plan, non-employee directors who choose to defer their retainer fees or meeting fees will receive a match of 133% in the form of phantom stock units. The number of phantom stock units is determined by dividing the deferred or matching amount by the value of the Company's stock on the date deferred. A director will receive stock in payment of his phantom stock units at retirement.

     Both the Directors' fee deferral plan and the frozen directors' retirement plan contain provisions for accelerating payment in the event of a change in control if the director's service terminates, along with a gross-up provision in the event the director is required to pay excise tax on the accelerated payment.

     Mr. Larry Temple and Mr. Temple III also serve on the board of Guaranty Bank, a wholly-owned subsidiary of the Company. Guaranty's board is composed of a majority of independent directors. For serving on Guaranty's board, non-management directors in 2003 will receive the following fees: $48,000 annual retainer for service on Guaranty's board, $10,000 annual retainer for service on the audit committee, $10,000 annual retainer for service as chairman of the audit committee, $10,000 annual retainer for service on the executive committee, and $8,000 annual retainer for service on the loan committee.

     In 2002, the Temple-Inland Foundation made a $5,000 donation to a charity or educational institution chosen by each Director. Directors are also eligible for the Foundation's matching gifts program, which matches donations made by employees and Directors 3-for-1 for the first $1,000; 2-for-1 for the next $1,000; and 1-for-1 for the next $1,000, for total possible matching donations of up to $6,000 per person.

DIRECTOR EDUCATION

     New Directors of Temple-Inland are provided with an orientation session prior to attending their first Board meeting. At this session, the new Director is informed about the Company's products, facilities, employees, and strategies. The Director also has an opportunity to meet and question key members of Company management. A "Director's Fact Book" is provided to each Director and updated annually. Each Director receives a report from the CEO each month on the status of the Company's business. Board materials containing extensive reports and information are provided to each Director in advance of each Board meeting. The head of each of the Company's business segments makes a written and verbal presentation at each Board meeting as well as annual in-depth budget and strategy presentations. Senior management of the Company is present for discussion and formal as well as informal interaction with the Directors at each quarterly Board meeting. Directors and senior management communicate between Board and Committee meetings to share information and ideas. Educational topics are presented at Board meetings periodically, and Directors are encouraged to request information on additional topics or agenda items. Directors are also encouraged to attend such educational seminars outside the Company as they find useful or instructive.

DIRECTOR POLICIES

     The Board of Directors has adopted a policy requiring non-employee Directors to retire at the annual meeting of shareholders in the year following the year in which the Director attains age 72. Employee Directors are required to resign from the Board at the time they retire or otherwise terminate employment with the Company, but no later than age 65.

     The Board of Directors has also adopted a policy requiring a Director to tender his or her resignation in the event of a change in job status (other than by normal retirement) from the status held at the time of election to the Board. Such resignation, if accepted by the Board, would be effective at the expiration of the Director's current term.

EXECUTIVE COMPENSATION

  Report of the Compensation Committee on Executive Compensation

     The Company's executive compensation program is designed to align compensation with business strategy, performance, and stockholder values. The program includes salary, short-term cash incentives, and a long-term incentive program based on stock options and restricted stock. The Committee considers all elements of the compensation package in total, rather than any one element in isolation. In 2002, for example, salaries were increased to be competitive, while incentive bonuses were used to reward performance, and long-term incentive awards were made as motivation for future performance. In making compensation decisions, the Committee bases its judgments on a review of personal and business unit performance.

     It is the Company's policy to obtain the maximum deduction on its tax return for compensation paid to its executive officers consistent with the Company's compensation goals. The Committee has adopted a policy requiring the deferral of any compensation that exceeds the permissible deduction under
Section 162(m) of the Internal Revenue Code until such time as the maximum deduction under Section 162(m) may be taken. Except for de minimis amounts, all compensation (including compensation paid in 2002) should qualify for a deduction under Section 162(m). However, the Committee reserves the right to waive this requirement to further the Company's compensation goals from time to time.

     Since its inception in 1984, Temple-Inland's compensation philosophy has been to ensure that stockholder returns are a top priority in evaluating the effectiveness of the compensation program. The following paragraphs outline the Compensation Committee's objectives.

     Base Salary. Base salaries are maintained at competitive levels considering the performance and longevity of the employee. To ensure that the Company's compensation remains competitive, the Committee from time to time reviews information from several independent surveys of comparative companies. Since the market for executive talent extends beyond any particular industry, the survey data include both companies in the industry as well as companies outside the industrial classifications represented in the performance graph below. Surveys indicate base salaries for most of the Company's named executive officers were below the mid ranges, although with incentive bonus pay the total cash compensation is near the mid level. Base salaries are reviewed periodically and were increased in 2002 to be competitive to the mid-range. In making its salary decisions, the Committee places its emphasis on the particular executive's experience, responsibilities, and performance. No specific formula is applied to determine the weight of each factor. However, the Company has historically followed a policy of using the incentive bonus rather than base salary to reward outstanding performance.

     Incentive Bonus. Short-term cash incentive awards are based largely on the performance of the group or business segment in which the individual is a key employee. Included in the evaluation of an employee are the group's return on investment, the employee's personal performance, and the degree to which the employee's actions have laid the groundwork for future earnings. Financial performance of the business segment is given greater weight than other business accomplishments in determining bonus payments. The types and relative importance of specific financial and other business factors vary among the Company's executives depending on their positions and the particular operations or functions for which they are responsible. The evaluations of the CEO and Chief Administrative Officer are based on the consolidated results of the Company.

     The Committee has adopted targeted award levels based on levels of return on invested capital. However, these formulas are considered guidelines only. The Committee reviews actual earnings and performance (including comparisons to competitors where appropriate) after the end of the year and determines in its business judgment the size of each executive's award. The Paper Group had earnings of $78 Million in 2002 compared with $107 Million in 2001. The Executive Vice President over this segment received a $137,500 bonus for 2002 compared with a $300,000 bonus for 2001 under the terms of an employment agreement. The Financial Services Group had earnings of $171 Million in 2002 compared with $184 Million in 2001. The Group Vice President over this segment received a bonus of $370,000 for 2002 compared with $480,000 for 2001. The Building Products Group had earnings of $49 Million in 2002 compared with $13 Million in 2001. The Executive Vice President over this segment received a $90,000 bonus for 2002 compared with a $100,000 bonus for 2001. The Company's consolidated income from continuing operations was $65 Million in 2002 compared with $111 Million in 2001. The Chairman and Chief Executive Officer received a bonus of $300,000 for 2002 compared with $390,000 for 2001. The Chief Administrative Officer received a bonus of $150,000 for 2002 compared with $175,000 for 2001. No specific weightings have been assigned under the bonus program to the factors considered by the Committee in the exercise of its business judgment.

     Long-Term Incentive Awards. In 2002, the key executives listed in the proxy statement received an annual grant of stock options and restricted shares under a long-term incentive program. There is no other long-term incentive program. The program is primarily based on the stock option grant, which is a dollar value of options based on the executive's position and importance to the Company's long range performance. These options are granted at market price and expire in ten (10) years. The options will vest 25% per year on the first, second, third, and fourth anniversaries following the date of grant. Option awards are basically set at a percentage of targeted compensation. However, within these guidelines, the Committee also considers previous option grants, tenure, and responsibilities of the executive. In the case of a new key executive, or an executive assuming new responsibilities, an initial grant may be made above targeted levels. On the advice of its compensation consultant, the Committee added a restricted share component to its long-term incentive program, which had been well below market for most positions. The restricted shares have a longer than usual vesting period of six years. However, the shares may vest at the end of three years if certain earnings per share and return on investment hurdles are met.

     To further align executives' financial interests with those of the Company and its stockholders, the Committee has adopted minimum stock ownership guidelines for these executives:

           VALUE OF OWNERSHIP OF STOCK AS A MULTIPLE OF ANNUAL SALARY

POSITION                                                       MULTIPLE OF SALARY
--------                                                       ------------------
Chief Executive Officer.....................................           5x
Executive Vice Presidents and Group Vice Presidents.........           3x
Other Tier I Executives.....................................           3x

Generally, "Tier I" includes the Company's senior executive officers (including the five executives listed in the proxy statement). The Committee has reviewed and is satisfied with the progress of senior executives in meeting these guidelines. The Tier I executives who have been in their current position for five years (the time frame suggested by the Committee to meet the goal) have met the guidelines.

     The Chief Executive Officer. In reviewing Mr. Jastrow's performance, the Committee considered all of the factors set forth in the above paragraphs. However, the Committee focused primarily on the Company's performance, measured in large part by its net earnings. In 2002, the Company had income from continuing operations of $65 Million and Mr. Jastrow received a bonus of $300,000. Mr. Jastrow's base salary was increased based on competitive salary data.

     As noted above, the size of long-term incentive awards is set in accordance with the individual executive's responsibilities and performance. The difference in the number of options granted from year to year is due to variations in the award value on the date of award, as well as adjustments made by the Committee in consideration of promotions. Mr. Jastrow received 50,000 options in 2002 and 10,500 restricted shares.

     Other Information. Reference is made to the following charts and tables for actual compensation grants and awards to key executives, as well as the Company's performance for the last five (5) years, and to page 25 of the Company's Annual Report to Shareholders for information concerning the Company's profitability.

                                          James A. Johnson, Chairman
                                          Robert Cizik
                                          James T. Hackett
                                          Bobby R. Inman
                                          Herbert A. Sklenar

     The following table summarizes all compensation earned with respect to the Company's last fiscal year by the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year:

                      TABLE 1: SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                         -----------------------------------   -----------------------------------
                                                                                        AWARDS             PAYOUTS
                                                                               -------------------------   -------
                                                                               RESTRICTED    SECURITIES
                                                                OTHER ANNUAL     STOCK       UNDERLYING     LTIP      ALL OTHER
                                                      BONUS     COMPENSATION    AWARD(S)    OPTIONS/SARS   PAYOUTS   COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR   SALARY($)     ($)         ($)(1)        ($)(2)        (#)(3)        ($)        ($)(4)
  ---------------------------     ----   ---------   --------   ------------   ----------   ------------   -------   ------------
              (A)                 (B)       (C)        (D)          (E)           (F)           (G)          (H)         (I)
              ---                 ----   ---------   --------   ------------   ----------   ------------   -------   ------------
Kenneth M. Jastrow, II,.........  2002   $773,068    $300,000       N/A         $576,450       50,000        $0        $ 49,617
 Chairman and Chief Executive
   Officer                        2001    736,539     390,000       N/A          533,400      100,000         0          45,000
                                  2000    567,308     785,000       N/A                0      100,000         0          92,326
Kenneth R. Dubuque,.............  2002   $346,667    $370,000       N/A         $109,800       24,000        $0        $107,000
 Group Vice President, Financial
   Services                       2001    310,000     480,000       N/A          101,600       24,000         0         113,049
                                  2000    310,000     500,000       N/A                0       18,000         0         125,782
Harold C. Maxwell,..............  2002   $400,000    $ 90,000       N/A         $109,800       24,000        $0        $  4,000
 Executive Vice President         2001    400,000     100,000       N/A          101,600       24,000         0           4,000
                                  2000    400,000     150,000       N/A                0       24,000         0           4,000
Dale E. Stahl,..................  2002   $395,833    $137,500       N/A         $109,800       24,000        $0        $  4,000
 Executive Vice President         2001    347,917     300,000       N/A           76,950       24,000         0           4,000
                                  2000    162,504     150,000       N/A                0       20,000         0             N/A
M. Richard Warner,..............  2002   $348,077    $150,000       N/A         $ 82,350       20,000        $0        $  4,000
 Chief Administrative Officer     2001    325,000     175,000       N/A           76,950       20,000         0           4,000
                                  2000    325,000     325,000       N/A                0       18,000         0           4,000

---------------

(1) This column is not applicable. The dollar value of perquisites and other personal benefits, or securities or property paid or earned during the fiscal year other than pursuant to a plan, does not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for each officer and is therefore not reported.

(2) The dollar value is calculated by multiplying the number of shares awarded by the closing market price of unrestricted stock on the date of grant. At year-end, the dollar value of all restricted shares held by each named officer (calculated using the closing market price on December 27, 2002) was: Mr. Jastrow -- $914,130; Mr. Dubuque -- $174,120; Mr.
    Maxwell -- $174,120; Mr. Stahl -- $152,355; and Mr. Warner  -- $130,590. The
    restricted shares granted on February 1, 2002 vest on February 1, 2008, but could vest earlier on February 4, 2005 if certain cumulative earnings per share and return on investment hurdles for fiscal years 2002, 2003, and 2004 are met. Cash compensation will be paid equal to the amount of dividends these shares would otherwise earn.

(3) SARs are not granted under the Company's plans.

(4) Amounts shown are annual contributions or other allocations to defined contribution retirement plans. The amount shown for Mr. Dubuque also includes the amount of matching phantom shares credited to his account in connection with the deferral of his bonus for the years 2001 and 2002. The amount shown for Mr. Jastrow also includes the amount of matching phantom shares credited to his account in connection with the deferral of portions of his bonus for the years 2001 and 2002.

     Each of the five (5) executive officers named above has entered into a change in control agreement with the Company that provides for three (3) years' pay and benefits in the event his employment is terminated following certain change in control events. The change in control agreements also contain gross-up provisions in the event the officer is required to pay excise tax on such amounts but only if the payments exceed 110% of the amount that would not be subject to excise tax. Except for the change in control agreements, none of the five (5) executive officers named above has an employment contract with the Company or an agreement providing for severance payments in the event of termination of employment.

     During 2002, the Company had a stock incentive plan in place under which options were granted to employees. Employees also exercised options granted under a prior plan. Each of the plans was approved by the stockholders and administered by non-employee members of the Board of Directors. The options were granted at full market value on the date of the grant, and these exercise prices have never been reduced. Options have been granted to approximately 600 current middle and upper level company employees who have direct responsibilities to improve the profitability of the Company. The Company also had a restricted stock plan in place under which restricted shares were granted to certain employees.

     The following table summarizes the stock options granted to the five (5) named executive officers in the last fiscal year:

               TABLE 2: OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                                                       Grant Date
                                                                       Individual Grants                                Value(2)
                                           -------------------------------------------------------------------------   ----------
                                                                     Percent of Total
                                           Number of Securities        Options/SARs         Exercise or                Grant Date
                                           Underlying Options/    Granted to Employees in   Base Price    Expiration    Present
                  Name                       SARs Granted(#)            Fiscal Year           ($/Sh)         Date       Value($)
                  ----                     --------------------   -----------------------   -----------   ----------   ----------
                   (a)                             (b)                      (c)                 (d)          (e)          (f)
                   ---                     --------------------   -----------------------   -----------   ----------   ----------
Kenneth M. Jastrow, II...................         50,000                   5.09%              $55.32       02/01/12     $846,500
Kenneth R. Dubuque.......................         24,000                   2.44%              $55.32       02/01/12     $406,320
Harold C. Maxwell........................         24,000                   2.44%              $55.32       02/01/12     $406,320
Dale E. Stahl............................         24,000                   2.44%              $55.32       02/01/12     $406,320
M. Richard Warner........................         20,000                   2.03%              $55.32       02/01/12     $338,600

---------------

(1) Options to purchase Temple-Inland Inc. Common Stock. The exercise price is the average of the high and low sales price of a share of Company Common Stock on the New York Stock Exchange on the date of grant. Exercise prices have never been repriced. Withholding taxes may be paid with exercised shares. No general or freestanding stock appreciation rights ("SARs") were granted. All grants to the named executive officers under the Stock Incentive Plan include a provision for acceleration of vesting in certain change of control situations. All options awarded to the executives become exercisable in 25% increments on 02/01/03, 02/01/04, 02/01/05, and 02/01/06.

(2) The Grant Date Present Value was determined using the Black-Scholes option pricing model. The expected volatility was measured by the Standard Deviation of a statistical distribution using daily closing stock prices for the last fifteen (15) years for an assumed expected volatility of 29.3%. The annual risk free rate of return during the contractual life of the option (ten years) was 3.75%. The expected dividend yield was assumed to be 2.5%. The time of exercise was assumed to be at the expiration of the options.

     The following table summarizes the stock option exercises and value of options held at year-end of the five (5) named executive officers:

            TABLE 3: AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                       YEAR AND FY-END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                  SHARES                         OPTIONS/SARS AT FISCAL             OPTIONS/SARS
                                 ACQUIRED                            YEAR-END(#)(2)           AT FISCAL YEAR-END($)(3)
                                    ON            VALUE        ---------------------------   ---------------------------
             NAME               EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------------   -----------   -------------   -----------   -------------
             (a)                    (b)            (c)                     (d)                           (e)
             ---                -----------   --------------   ---------------------------   ---------------------------
Kenneth M. Jastrow, II........       0               0           99,988         271,136        $10,788        $     0
Kenneth R. Dubuque............       0               0           16,950          71,550        $     0        $     0
Harold C. Maxwell.............       0               0           37,338          86,442        $10,788        $     0
Dale E. Stahl.................       0               0            8,750          60,250        $ 4,800        $27,200
M. Richard Warner.............       0               0           27,234          67,406        $ 8,120        $     0

---------------

(1) Value based on the average of the high and low sales prices of a share of Temple-Inland Inc. Common Stock on the New York Stock Exchange on the date of exercise, which is the valuation used in the Stock Incentive Plan, less the option exercise price.

(2) SARs are not granted under the Company's Stock Incentive Plan.

(3) Value based on the average of the high and low sales prices of a share of Temple-Inland Inc. Common Stock on the New York Stock Exchange on December 27, 2002, less the option exercise price.

                               PERFORMANCE GRAPH

     Standard & Poor's no longer publishes the Paper Industry Index used for comparison in previous years. Additionally, several of the companies (including the Company) within the Paper Industry Index were parties to mergers last year, so previous comparisons may not be useful. The Company has composed an index of its peers consisting of Boise Cascade Corporation, Bowater Inc., Caraustar Industries, Inc., Georgia-Pacific Corporation, International Paper Company, Louisiana-Pacific Corporation, MeadWestvaco Corporation, Smurfit-Stone Container Corporation, Packaging Corporation of America, Potlatch Corporation, and Weyerhaeuser Corporation ("Peer Index"). During the five preceding fiscal years, the Company's cumulative total stockholder return compared to the Standard & Poor's 500 Stock Index and to the Peer Index was as shown in the following Table 4:

                          TABLE 4: TEMPLE-INLAND INC.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                 DECEMBER 1997

                              (PERFORMANCE GRAPH)

                        1997      1998      1999      2000      2001      2002
                       -------   -------   -------   -------   -------   -------
Temple-Inland Inc.     $100.00   $116.12   $131.80   $110.13   $119.31   $ 96.55
S & P 500              $100.00   $128.58   $155.64   $141.47   $124.66   $ 97.11
Peer Group             $100.00   $103.21   $140.05   $105.43   $106.95   $ 92.91

       ASSUMES $100 INVESTED ON THE LAST TRADING DAY IN FISCAL YEAR 1997
                *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

     The named executive officers (except for Mr. Dubuque) also participate in defined benefit pension plans of the Company's subsidiaries, with estimated benefits shown below.

                          TABLE 5: PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                              ---------------------------------------------------------
REMUNERATION                    10        15        20        25        30        35
------------                  -------   -------   -------   -------   -------   -------
  500,000...................   78,000   250,000   250,000   250,000   250,000   272,000
  550,000...................   86,000   275,000   275,000   275,000   275,000   300,000
  600,000...................   94,000   300,000   300,000   300,000   300,000   328,000
  650,000...................  102,000   325,000   325,000   325,000   325,000   356,000
  700,000...................  110,000   350,000   350,000   350,000   350,000   384,000
  750,000...................  118,000   375,000   375,000   375,000   375,000   412,000
  800,000...................  126,000   400,000   400,000   400,000   400,000   440,000
  850,000...................  134,000   425,000   425,000   425,000   425,000   468,000
  900,000...................  142,000   450,000   450,000   450,000   450,000   496,000
1,000,000...................  158,000   500,000   500,000   500,000   500,000   552,000
1,100,000...................  174,000   550,000   550,000   550,000   550,000   608,000
1,200,000...................  190,000   600,000   600,000   600,000   600,000   664,000
1,300,000...................  206,000   650,000   650,000   650,000   650,000   720,000
1,400,000...................  222,000   700,000   700,000   700,000   700,000   776,000
1,500,000...................  238,000   750,000   750,000   750,000   750,000   832,000
1,600,000...................  254,000   800,000   800,000   800,000   800,000   888,000
1,700,000...................  270,000   850,000   850,000   850,000   850,000   944,000

     The above table shows the estimated annual pension payable upon retirement to employees in specified remuneration and years-of-service classifications. Retirement benefits are calculated using final average pay based on the highest five (5) of the employee's last ten (10) years of service. Compensation covered by the Company's retirement plans includes salaries and bonuses, but excludes all other forms of compensation shown in the foregoing tables such as stock options. Messrs. Jastrow, Maxwell, Stahl, and Warner are currently credited with approximately 24, 39, 3, and 16 1/2 years of service, respectively. If such officers continue in the employ of the Company until their respective normal (age 65) retirement dates, at such time they would be credited with approximately 33, 41, 12, and 30 years of service, respectively. However, Mr. Maxwell has announced his intention to retire at the end of 2003. The estimated amounts are based on the assumption that payments under the Company's retirement plans will commence upon normal retirement (age 65), that the Company's retirement plans will continue in force and that the benefit payment will be in the form of a life annuity. Amounts shown in the table above are not subject to any deduction for Social Security or other offset amounts.

     Mr. Dubuque participates in a defined contribution pension plan. Under this plan, an amount equal to 3 1/2% of his compensation is contributed to an account in his name each year. This amount (which is included in the last column of Table 1) is calculated based upon his salary and bonus, but excludes all other forms of compensation shown in the foregoing tables such as stock options. This amount vests after five years of service and is not subject to any deduction for Social Security or other offset amounts.

     In 2001, the Board of Directors adopted a nonqualified pension plan for certain designated executives (including the five named executives) if they retire at age 60 with 15 years of service. The new plan provides that the executive's pension from all Company plans will be a minimum benefit equal to 50% of the executive's final average pay for the highest five years out of the last ten years of employment.

     The Internal Revenue Code limits the amount of compensation that can be used in calculations under tax-qualified retirement plans, and also imposes limits on the amount of benefits that can be paid under such plans. Any pension benefits that cannot be paid under the tax-qualified plans due to these limitations are paid under nonqualified pension plans. The nonqualified plans are unfunded and contain a provision for acceleration of payment in the event of a change in control of the Company. The table above includes benefits under all of the Company's retirement plans. Benefits are available for early retirement and various payment options are available under all of these plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no Compensation Committee interlocks among the members of the board.

                         REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors on May 5, 2000, the Audit Committee of the Board of Directors assists the Board in monitoring the integrity of the Company's financial statements and financial reporting procedures, the adequacy of the Company's internal accounting and financial controls, the independence and performance of the Company's internal and external auditors, and compliance with the Company's Standards of Business Conduct. All members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange.

     During the fiscal year ended December 28, 2002, the Committee met six (6) times. In connection with the filing by the Company of each Quarterly Report on Form 10-Q during the year, the Committee reviewed with financial management and the independent auditors the Company's quarterly financial statements prior to their inclusion in each of those reports.

     The Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the independence of the auditors consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended and supplemented, and discussed with the independent auditors any relationships that may affect their objectivity and independence. The Committee also considered whether providing Other Non-Audit Services, the fees for which are set forth under "Proposal To Ratify the Selection of Ernst & Young LLP as Independent Auditors," is compatible with maintaining the independence of the independent auditors. The Committee has satisfied itself as to the independence of the auditors. The Committee also discussed with management, the internal auditors, and the independent auditors the quality and adequacy of the Company's internal accounting and financial controls. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. The Committee discussed and reviewed with the independent auditors, the results of the independent auditors' examination of the financial statements. The Committee also reviewed the results of the internal audit examinations with the Corporate Audit Director.

     In conjunction with its quarterly and year-end reviews, the Committee has met (1) with one or more representatives of the external auditors and (2) with the Corporate Audit Director in separate executive sessions without other members of senior management present to discuss matters that the Committee or any of these persons believe should be discussed privately.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 28, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements, and the independent auditors have the responsibility for the examination of those statements.

     Based on this review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual

Report on Form 10-K for the fiscal year ended December 28, 2002, for filing with the Securities and Exchange Commission. The Committee reported that it selected, subject to stockholder ratification, the independent auditors. The Board concurred in such selection.

                                          James T. Hackett, Chairman
                                          Afsaneh M. Beschloss, Member
                                          Anthony M. Frank, Member
                                          Herbert A. Sklenar, Member
                                          Larry E. Temple, Member

                        PROPOSAL TO RATIFY THE ADOPTION
                   OF THE COMPANY'S 2003 STOCK INCENTIVE PLAN

     The Company is asking the stockholders to ratify the adoption of the Company's 2003 Stock Incentive Plan. A total of 2,600,000 shares of the Company's Common Stock, $1.00 par value, has been reserved for issuance pursuant to the 2003 Stock Incentive Plan. On March 5, 2003, the closing price of a share of Common Stock on the New York Stock Exchange was $40.34.

     On February 7, 2003, the Board of Directors adopted the 2003 Stock Incentive Plan, subject to stockholder ratification. The purpose of the plan is to promote the interests of the Company and its stockholders by providing an incentive to participants (employees, persons hired to be employees, non-employee directors, consultants, and independent contractors selected by the Compensation Committee) to continue providing services to, and to increase their interest in the success of, the Company and its subsidiaries by offering them an opportunity to acquire a proprietary interest in the Company. The following summary of the principal features of the 2003 Stock Incentive Plan is qualified in its entirety by reference to the full text of the 2003 Stock Incentive Plan as set forth in Appendix "A" to this Proxy Statement.

     The 2003 Stock Incentive Plan will be administered by the Compensation Committee. The Compensation Committee has authority to determine the terms of all awards and to interpret the 2003 Stock Incentive Plan. Awards may consist of stock options, restricted stock, or phantom stock.

     It is currently expected that approximately 500 middle and upper level salaried employees will participate in the 2003 Stock Incentive Plan, along with 11 non-employee directors who serve on the Company's Board ("Non-Employee Directors"). Information cannot be provided with respect to the number of awards to be received by any individual or group of individuals pursuant to the 2003 Stock Incentive Plan, since the grant of such awards is within the discretion of the Compensation Committee. However, the maximum number of shares with respect to which awards may be granted during any year to any eligible employee is 200,000. The Compensation Committee has the discretion to grant less than the maximum number of shares and is not required to grant any shares to any particular employee or other participant. No shares will be granted under the 2003 Stock Incentive Plan if its adoption is not ratified by the stockholders. The following chart sets forth the amount of awards that would have been made during the 2002 fiscal year if the 2003 Stock Incentive Plan had been in effect instead of the current plans for (i) each of the five (5) executive officers named in the foregoing Executive Compensation tables, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees (including officers who are not executive officers) as a group.

                               NEW PLAN BENEFITS

                                                              2003 STOCK INCENTIVE PLAN
                                                              -------------------------
                                                                 DOLLAR      NUMBER OF
NAME AND POSITION                                             VALUE($)(1)      UNITS
-----------------                                             ------------   ----------
Kenneth M. Jastrow, II, Chairman and Chief Executive
  Officer...................................................  $ 1,720,474      65,958
Kenneth R. Dubuque, Group Vice President....................  $ 1,121,880      36,980
Harold C. Maxwell, Executive Vice President.................  $   516,960      26,000
Dale E. Stahl, Executive Vice President.....................  $   516,960      26,000
M. Richard Warner, Chief Administrative Officer.............  $   421,580      21,500
Executive Group.............................................  $ 7,618,016     337,198
Non-Executive Director Group................................  $ 1,385,901      41,209
Non-Executive Officer Employee Group........................  $10,488,089     710,599

---------------

(1) The dollar value stated for stock options is the grant date present value using the Black-Scholes option pricing model with the assumptions set forth in footnote 2 to Table 2 on page 17, and the additional assumption that 13.7% of the grants to the Non-Executive Officer Employee Group will result in forfeitures. The dollar value stated for restricted stock is the number of units multiplied by $55.32, the fair market value of one share of Temple-Inland Inc. Common Stock on February 1, 2002, the date of the award, with the assumption that 33% of the grants will result in forfeitures. The dollar value stated for phantom stock includes matching amounts on the date of grant and dividends awarded on all phantom stock held by the recipients.

     Options may be granted to participants at an exercise price not less than the fair market value of the Common Stock on the date of the grant. Options cannot be repriced. Each option will be exercisable only after the period or periods specified in the option agreement, and may not be exercised after the expiration of the award (which may not be longer than ten years from the date of grant). The exercise price of any stock option may be paid in cash or, to the extent provided in the option agreement, in whole shares of already-owned Common Stock or partly in cash and partly in such Common Stock. Although the Compensation Committee is not required to continue past practices, it is also expected that each employee who is granted an option will be required to agree in consideration for such grant to remain in the employ of the Company or one of its subsidiaries for a period of at least one year from the date of grant of the option and to agree to arbitrate any disputes concerning his or her employment or termination thereof.

     Beginning first quarter 2003, the Company will voluntarily adopt the prospective transition method of accounting for stock-based compensation contained in Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure, an amendment of FASB Statement No. 123. Under the prospective transition method, the Company will apply the fair value recognition provisions to all stock-based compensation awards granted in 2003 and thereafter.

     Up to 20% of the shares reserved under the 2003 Stock Incentive Plan, or 520,000 shares, may be issued pursuant to grants of restricted stock or phantom stock. The Compensation Committee designates a vesting date with respect to each award of restricted stock and may prescribe restrictions, terms and conditions applicable to the vesting of such restricted stock, including conditioning vesting on the achievement of one or more Performance Goals that must be met. "Performance Goals" means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, return on equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance standards may be particular to an eligible person or the department, branch, affiliate or other division in which he or she works, or may be based on the performance of the Company, one or more affiliates, or the Company and one or more affiliates, and may cover such period as may be specified by the Committee. Restricted stock awarded to a participant will not be delivered to the participant until the vesting date and may not be sold, traded, or otherwise assigned by the employee prior to the vesting date. However, prior to the vesting date the participant is entitled to vote such shares and receive cash dividends paid on such shares.

     Pursuant to a grant of phantom stock to a participant, the Company credits a bookkeeping account established in the name of the participant with hypothetical shares of Common Stock that become payable to the participant, in shares, at such times and subject to such terms and conditions as may be specified by the Compensation Committee. Such terms and conditions may, without limitation, (a) condition the payment of the phantom stock upon the achievement of one or more specified Performance Goals (as defined above) and (b) provide for the crediting to the participant of additional shares of phantom stock having a hypothetical value equal to the dividends that would have been payable to the participant had the participant held a number of shares equal to the number of shares of phantom stock credited to the participant.

     The number of shares available for issuance under the Plan, the number of shares that may be issued pursuant to restricted stock and phantom stock awards, and the maximum number of shares with respect to which awards may be granted to any employee during any year is subject to adjustment to reflect stock splits and other events affecting the Common Stock.

     It is expected that all awards will contain provisions to the effect that in the event of the occurrence of certain transactions related to a change in control of the Company, all outstanding awards will become fully vested and exercisable. Additional "gross up" payments may be made if a participant is required to pay excise tax on the plan payment following a change in control of the Company.

     The 2003 Stock Incentive Plan provides for the granting of both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code) and nonqualified stock options to participants. In general, a participant will not recognize income at the time of grant of a nonqualified stock option. At the time of exercise of a nonqualified stock option, a participant will generally recognize income equal to the excess of the fair market value of the shares of Common Stock purchased over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares of Common Stock. The Company is entitled to a deduction equal to the amount of ordinary income a participant recognizes, subject to satisfying tax reporting requirements.

     A participant will not generally recognize income at the time of the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the Common Stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, an incentive stock option will be treated for tax purposes as a nonqualified stock option, as described above.

     Gain or loss from the sale or exchange of shares acquired upon exercise of an incentive stock option will normally be taxed as capital gain or loss. However, if certain holding period requirements with respect to the shares acquired upon exercise of an incentive stock option are not satisfied, a participant will be required to recognize ordinary income at the time of disposition. Any gain recognized on disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

     If a participant recognizes ordinary income upon exercise of an incentive stock option or as a result of a disposition of shares prior to the expiration of the applicable holding periods, the Company will be entitled to a deduction in the same amount, subject to satisfying applicable tax reporting requirements.

     A participant who receives an award of restricted stock is not required to include the value of such shares in ordinary income until the shares become vested, unless the participant makes a special tax election to recognize income upon award of the shares. In either case, the amount of income the participant will recognize will be equal to the fair market value of the shares of Common Stock at the time income is recognized. The Company will be entitled to a deduction equal to the amount of income recognized by the participant, subject to satisfying applicable tax reporting requirements.

     A participant will not recognize income for federal income tax purposes at the time of grant of phantom stock. Instead, ordinary income generally is required to be recognized at the time the phantom stock award is paid in shares of Common Stock. In general, the amount of ordinary income required to be recognized is equal to the fair market value of any shares issued to the participant and the amount of any cash paid to the participant.

     Unless the 2003 Stock Incentive Plan is terminated earlier as hereinafter described, the 2003 Stock Incentive Plan terminates on December 31, 2008. The 2003 Stock Incentive Plan may be terminated, modified or amended at an earlier date by the stockholders of the Company. The Board of Directors may also terminate the 2003 Stock Incentive Plan, or modify or amend the 2003 Stock Incentive Plan in such respects as it deems advisable, except that certain plan amendments will be subject to such stockholder approval as may be required under applicable law or the requirements of any stock exchange on which the Common Stock is listed. No termination, modification or amendment of the 2003 Stock Incentive Plan may, without the consent of the person to whom any award has been granted, adversely affect the rights of such person under such award.

     The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy is required for ratification of the 2003 Stock Incentive Plan. Any shares not voted (whether by abstention, broker nonvote or otherwise) will not be counted as votes cast for this purpose.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE ADOPTION OF THE COMPANY'S 2003 STOCK INCENTIVE PLAN.

             PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP
                            AS INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as independent auditors for the Company to examine its consolidated financial statements for the fiscal year ending January 3, 2004. Ernst & Young LLP currently serves the Company as independent auditors. Fees paid to Ernst & Young for the fiscal year ended December 28, 2002, were as follows:

                                                               (IN THOUSANDS)
Audit Fees..................................................       $1,816
All Other Fees..............................................       $1,388
Financial Information Systems Design and Implementation
  Fees......................................................       $    0

     The fees included in "All other fees" consist of $935,000 for audit related services, primarily employee benefit plan and statutory audits, and $453,000 in nonaudit services, primarily tax services. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Stockholder ratification is not required for the selection of Ernst & Young LLP, since the Audit Committee of the Board of Directors has the responsibility for selecting the Company's independent auditors. The selection, however, is being submitted for ratification at the Annual Meeting. No determination has been made as to what action the Audit Committee would take if stockholders do not ratify the selection.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 3, 2004.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that may properly be, or that is likely to be, brought before the Annual Meeting. If, however, any other business should properly be presented to the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate.

                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at its Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 2004 Annual Meeting, stockholder proposals must be received by the Company by November 21, 2003 and must otherwise comply with the requirements of Rule 14a-8.

     The Company's By-laws contain an advance notice procedure with regard to items of business to be brought before an Annual Meeting of Stockholders by a stockholder. These procedures require that notice be made in writing to the Secretary of the Company and that such notice be received at the executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders (or in the case of an annual meeting called for a date more than 50 days prior to such anniversary date, not later than the close of business on the 10th day following the date on which notice of such annual meeting is first mailed to stockholders or made public, whichever occurs first). Shareholder proposals submitted outside the processes of Rule 14a-8 will be considered untimely if they are submitted before January 24, 2004 or after February 18, 2004. The By-laws require that the notice of the proposal contain certain information concerning the proposing stockholder and the proposal. The Company's By-laws also contain an advance notice procedure for the nomination of candidates for election to the Board of Directors by stockholders. For a brief description of such procedures, see "Committees of the Board of Directors -- Nominating and Governance Committee." A copy of the By-laws advance notice provision may be obtained, without charge, upon written request to the Secretary of the Company at 303 South Temple Drive, Diboll, Texas 75941.

                                          By Order of the Board of Directors

                                          /s/ LESLIE K. O'NEAL
                                          LESLIE K. O'NEAL
                                          Secretary

Diboll, Texas
March 31, 2003

                                                                    APPENDIX "A"

                               TEMPLE-INLAND INC.

                           2003 STOCK INCENTIVE PLAN

     ARTICLE 1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

          1.1. "Affiliate" means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or through one or more other Affiliates.

          1.2. "Agreement" means a written agreement or other document evidencing an Award that shall be in such form as may be specified by the Committee and that may, but need not, be signed by a Participant, as determined by the Committee in its discretion.

          1.3. "Award" means a grant of an Option or shares of Restricted Stock or Phantom Stock.

          1.4. "Board" means the Board of Directors of the Company.

          1.5. "Code" means the Internal Revenue Code of 1986, as amended.

          1.6. "Committee" means such committee(s), subcommittee(s) or person(s) appointed by the Board to administer this Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, "Committee" shall mean the Board.

          1.7. "Common Stock" means the common stock, par value $1.00 per share, of the Company.

          1.8. "Company" means Temple-Inland Inc., and any successor thereto.

          1.9. "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section
     7.1 hereof.

          1.10. "Date of Grant" means the date on which an Option or shares of Restricted Stock are granted under this Plan.

          1.11. "Eligible Person" means any person who is (a) an Employee, (b) hired to be an Employee, (c) a Non-Employee Director or (d) a consultant or independent contractor to the Company or an Affiliate and who is determined by the Committee to render key services to the Company or an Affiliate.

          1.12. "Employee" means any person determined by the Committee to be an employee of the Company or an Affiliate.

          1.13. "Fair Market Value" means, unless otherwise determined by the Committee, the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange ("NYSE") as of the relevant date (or if the NYSE is not open on such date or the Common Stock is not traded on that day, the most recent prior date that the NYSE was open for trading and the Common Stock was traded).

          1.14. "Incentive Stock Option" means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code.

          1.15. "Non-Employee Director" means any member of the Company's or an Affiliate's Board of Directors who is not an Employee.

          1.16. "Nonstatutory Stock Option" means an Option granted under this Plan that is not an Incentive Stock Option.

          1.17. "Option" means an option to purchase Shares granted under this Plan in accordance with the terms of Article 6 hereof.

          1.18. "Option Period" means the period during which an Option may be exercised.

          1.19. "Option Price" means the price per Share at which an Option may be exercised.

          1.20. "Participant" means an Eligible Person who has been granted an Award hereunder.

          1.21. "Performance Goals" means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, return on equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance standards may be particular to an Eligible Person or the department, branch, Affiliate or other division in which he or she works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

          1.22. "Phantom Stock" means hypothetical shares of Common Stock granted to a Participant in accordance with the terms of Article 9 hereof that have a value equal to the Fair Market Value of an equal number of shares of Common Stock.

          1.23. "Plan" means the Temple-Inland Inc. 2003 Stock Incentive Plan, as amended from time to time.

          1.24. "Restricted Stock" means Shares awarded under the Plan pursuant to the provisions of Article 8 hereof.

          1.25. "Section 422 Employee" means an Employee who is employed by the Company or a "parent corporation" or "subsidiary corporation" (both as defined in Section 424(e) and (f) of the Code) with respect to the Company.

          1.26. "Share" means a share of Common Stock.

          1.27. "Ten-Percent Stockholder" means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a "parent corporation" or "subsidiary corporation" (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

     ARTICLE 2. Purpose. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

     ARTICLE 3. Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom Awards shall be granted, the terms (which terms need not be identical) of all Awards, including without limitation the Option Price of Options, the time or times at which Awards are made, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any exceptions to non-transferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the period during which Options may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards hereunder. The determinations of the Committee on the matters referred to in this Article 3 hereof shall be binding and final.

     ARTICLE 4. Eligibility. Awards may be granted only to Eligible Persons; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant.

     ARTICLE 5.  Stock Subject to Plan.

     5.1. Subject to adjustment as provided in Article 10 hereof, (a) the maximum number of Shares that may be issued under this Plan is 2,600,000 Shares, provided that no more than 520,000 shares may be issued pursuant to Phantom Stock Awards or Restricted Stock Awards (excluding shares of Restricted Stock that are forfeited) and (b) the maximum number of Shares with respect to which an Employee may be granted Awards under this Plan during a fiscal year is 200,000 Shares.

     5.2. If an Option expires or terminates for any reason without having been fully exercised, if shares of Restricted Stock are forfeited, or if Shares covered by a Phantom Stock Award are not issued, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards.

     ARTICLE 6.  Options.

     6.1. Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under this Plan shall be clearly identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

     6.2. The Option Price of an Option granted under this Plan shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, at the time of grant, is a Ten-Percent Stockholder, the Option Price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

     6.3. The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

     ARTICLE 7.  Exercise of Options.

     7.1. An Option may, subject to the terms of the applicable Agreement under which it was granted, be exercised in whole or in part by the delivery to the Company of a notice of the exercise, in such form as the Committee may prescribe, accompanied by (a) full payment for the Shares with respect to which the Option is exercised or (b) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Agreement, payment may be made in whole or in part by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an option granted hereunder or under any other plan maintained by the Company or any Affiliate, have been held by the Participant for such period, if any, as may be specified by the Committee) valued at Fair Market Value on the Date of Exercise or by delivery of a promissory note as provided in Section 7.2 hereof.

     7.2. To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as partial payment of the Option Price a promissory note executed by the Participant evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.2 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option or other securities the Committee may deem to be acceptable for such purposes, and shall bear interest at a rate fixed by the Committee.

     7.3. Awards granted under this Plan shall not be transferable except by will and the laws of descent and distribution, except to the extent provided in an Agreement or required by applicable law.

     ARTICLE 8.  Restricted Stock Awards.

     8.1. Awards of Restricted Stock under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

     8.2. Restricted Stock awards under this Plan shall be evidenced by Agreements specifying the terms and conditions of the Award. Each Agreement evidencing an Award of Restricted Stock shall, except to the extent otherwise determined by the Committee, contain the following:

          (a) prohibitions against the sale, assignment, transfer, exchange, pledge, hypothecation, or other encumbrance of (i) the Shares awarded as Restricted Stock, (ii) the right to vote the Shares, and (iii) the right to receive dividends thereon, in each case, during the restriction period applicable to the Shares; provided, however, that the Participant shall have all the other rights of a stockholder including without limitation the right to receive dividends and the right to vote the Shares;

          (b) the terms and conditions upon which any restrictions applicable to the Restricted Stock shall lapse; and

          (c) such other terms, conditions and restrictions as the Committee in its discretion may specify, including without limitation terms that condition the lapse of forfeiture provisions and transfer restrictions upon the achievement of one or more specified Performance Goals.

     ARTICLE 9. Phantom Stock Awards. Phantom Stock granted under this Plan shall be evidenced by an Agreement specifying the terms and conditions of the Award. Pursuant to a Phantom Stock Award, the Company shall credit a bookkeeping account established in the name of the Participant with hypothetical shares of Common Stock that become payable to a Participant, in cash or Shares, at such times and subject to such terms and conditions as may be specified by the Committee. Such terms and conditions may, without limitation, (a) condition the payment of the Phantom Stock upon the achievement of one or more specified Performance Goals and (b) provide for the crediting to the Participant of additional shares of Phantom Stock having a hypothetical value equal to the dividends that would have been payable to the Participant had the Participant held a number of Shares equal to the number of shares of Phantom Stock credited to the Participant.

     ARTICLE 10. Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Option Price of Options, (c) the aggregate number and class of securities for which Awards thereafter may be made under this Plan, and (d) the maximum number of securities with respect to which an Employee may be granted Awards during the period specified in clause (b) of Section 5.1 hereof.

     ARTICLE 11. Deferrals. If a Participant elects under any plan maintained by the Company or an Affiliate to defer receipt of Shares otherwise issuable under the terms of an Award, the Shares issued after the period of deferral, including shares issued in respect of any deemed dividends credited on deferred Shares during the period of deferral ("Dividend Shares"), shall, unless otherwise provided by the plan under which the deferral is made, be issued under this Plan and be treated as being issued pursuant to the

Award to which the deferral election applied. Any Dividend Shares credited during the period of deferral shall not be taken into account for purposes of clause (b) of Section 5.1 hereof.

     ARTICLE 12. Termination or Amendment. The Board may amend or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment or termination of this Plan shall be made by the Board without approval of (a) the Company's stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect such Participant's rights or obligations under any Award made prior to the date of such amendment or termination.

     ARTICLE 13. Modification of Outstanding Awards. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant's rights or obligations under such Award and (b) in no event may an Option be (i) modified so as to reduce the Option Price of the Option, or (ii) cancelled or surrendered in consideration for the grant of a new Option with a lower exercise price.

     ARTICLE 14. Foreign Employees. Without amendment of this Plan, the Committee may grant Awards to Eligible Persons, or to a trust established for the benefit of Eligible Persons, who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgement of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operate or have employees.

     ARTICLE 15. Stockholder Approval. This Plan and any amendments hereto requiring stockholder approval pursuant to Article 12 hereof are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board. Subject to such stockholder approval, this Plan and any amendments hereto are effective on the date on which they are adopted by the Board.

     ARTICLE 16. Withholding. The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Award hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares or cash otherwise issuable or payable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares. Unless otherwise provided by the Committee, the Fair Market Value of the Shares withheld and/or delivered to satisfy withholding tax obligations relating to the exercise, payment, or vesting of an Award shall not exceed the minimum amount of taxes required to be withheld in connection with such exercise, payment, or vesting of the Award.

     ARTICLE 17. Term of Plan. Unless sooner terminated by the Board pursuant to Article 12, this Plan shall terminate on December 31, 2008, and no Awards may be granted or awarded after such date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

     ARTICLE 18. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

     ARTICLE 19.  General Provisions.

     19.1. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan.

     19.2. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

     19.3. Neither the adoption of this Plan nor its submission to the Company's stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans or to impose any requirement of stockholder approval upon the same.

     19.4. The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

     19.5. This Plan shall be governed, construed and administered in accordance with the laws of the State of Texas.

     19.6. The Committee may require each person acquiring Shares pursuant to Awards hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

     19.7. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board's or Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

TEMPLE-INLAND INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8019
EDISON, NJ 08818-8019

                              VOTER CONTROL NUMBER


                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

VOTE-BY-INTERNET                                                 (COMPUTER LOGO)
--------------------------------------------------------------------------------

  1. LOG ON TO THE INTERNET AND GO TO
     http://www.eproxyvote.com/Tin

  2. ENTER YOUR VOTER CONTROL NUMBER LISTED ABOVE AND FOLLOW THE EASY STEPS OUTLINED ON THE SECURED WEBSITE.

VOTE-BY-TELEPHONE                                               (TELEPHONE LOGO)
--------------------------------------------------------------------------------

  1. CALL TOLL-FREE
     1-877-PRX-VOTE (1-877-779-8683) FROM THE U.S. AND CANADA OR DIAL 201-536-8073 FROM OTHER COUNTRIES

  2. ENTER YOUR VOTER CONTROL NUMBER LISTED ABOVE AND FOLLOW THE EASY RECORDED INSTRUCTIONS.

                 IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE,
                          PLEASE DO NOT MAIL YOUR CARD.


--------------------------------------------------------------------------------
            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE DIRECTORS OF TEMPLE-INLAND INC. RECOMMEND VOTING FOR PROPOSALS 1, 2 AND 3.

TEMPLE-INLAND INC.

1. Proposal to elect as Directors of Temple-Inland Inc. the following persons to hold office until the expiration of their terms or until their successors have been duly elected and have qualified.

         Nominees for Director:

         01. Robert Cizik,                           FOR     WITHHELD
         02. James T. Hackett,            FOR                           WITHHELD
         03. Arthur Temple III, and       ALL        [ ]        [ ]     FROM ALL
         04. Larry E. Temple.           NOMINEES                        NOMINEES

                            [ ]
                                ----------------------------------------
                                For all nominees except as written above


                                 FOR  AGAINST  ABSTAIN
2. Proposal to ratify the        [ ]    [ ]      [ ]    4. In their discretion
   adoption of the Company's                               the proxies are
   2003 Stock Incentive Plan.                              authorized to vote
                                                           upon such other
3. Proposal to ratify the        [ ]    [ ]      [ ]       business as may
   selection of Ernst & Young                              properly come before
   LLP as independent auditors                             the meeting.
   of Temple-Inland Inc. for
   the fiscal year ending
   January 3, 2004.




                                 Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature: _____________  Date: ______    Signature: _____________  Date: ______

                          VOTE BY TELEPHONE OR INTERNET

                            QUICK o EASY o IMMEDIATE

Temple-Inland Inc. encourages you to take advantage of two cost-effective and convenient ways to vote your shares. You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or electronically through the Internet.

Your telephone or Internet vote must be received by 12:00 midnight New York time on May 1, 2003. Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE:    ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE (1-877-779-8683)
                  FROM THE U.S. AND CANADA OR DIAL 201-536-8073 FROM OTHER
                  COUNTRIES.

                  You will be asked to enter the Voter Control Number that appears on the proxy card. Then follow the instructions.

                                       OR

VOTE BY INTERNET: LOG ON TO THE INTERNET AND GO TO THE WEB SITE:
                  http://www.eproxyvote.com/tin

                  Click on the "PROCEED" icon - You will be asked to enter the Voter Control Number that appears on the proxy card. Then follow the instructions.

                                       OR
VOTE BY MAIL:     Mark, sign and date your proxy card and return it in the
                  postage-paid envelope. IF YOU ARE VOTING BY TELEPHONE OR THE
                  INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

                              THANK YOU FOR VOTING.





                                   DETACH HERE

--------------------------------------------------------------------------------

PROXY


                               TEMPLE-INLAND INC.
                           1300 MOPAC EXPRESSWAY SOUTH
                               AUSTIN, TEXAS 78746

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR THE ANNUAL MEETING ON MAY 2, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and proxy statement each dated March 31, 2003 and does hereby appoint Kenneth M. Jastrow, II, Louis R. Brill, and M. Richard Warner, and each of them as Proxies, each with the power to appoint his substitute and hereby authorizes each of them to represent and vote, as designated below, all the shares of Common Stock, par value $1.00 per share, of Temple-Inland Inc. held of record by the undersigned on March 5, 2003 at the annual meeting of stockholders to be held on Friday, May 2, 2003, and any adjournment(s) thereof:




            CONTINUED AND TO BE SIGNED ON REVERSE SIDE OF THIS CARD.
                            DO NOT FOLD. PLEASE VOTE.